Exhibit 99.1

NEWS RELEASE

www.homestreet.com/newsroom

HomeStreet Inc., Announces “At-The-Market” Offering of Common Stock

Seattle, WA – December 3, 2016 – HomeStreet, Inc., (the “Company”) (NASDAQ:HMST), the parent company of HomeStreet Bank (the “Bank”), today announced that it has filed a prospectus supplement to its existing shelf registration statement on Form S-3 for the sale of up to $60,000,000 of its common stock through an “at-the-market” equity offering program.

The Company intends to use the net proceeds for general corporate purposes and possible future acquisitions or growth opportunities. The Company may also use a portion of the net proceeds from the ATM Program to provide new capital to the HomeStreet Bank to support its future growth. Pending allocation to specific uses, the Company intends to invest the proceeds in short-term interest-bearing investment grade securities.

The shares will be offered through FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc. as sales agents. Sales of common stock, if any, will be made in sales deemed to be “at the market offerings” defined in Rule 415 under the Securities Act of 1933, as amended, include sales made directly on or through the Nasdaq Global Select or other existing trading market for our common stock, sales made through a market maker other than on an exchange in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other methods permitted by law.

The Company has filed with the U.S. Securities and Exchange Commission (“SEC”) a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (file no. 333-195550) for the offering of common stock described in this communication. Before you invest, you should read the prospectus, the prospectus supplement relating to the “at-the-market” program and other documents the Company has filed with the SEC (many of which are incorporated by reference into the prospectus) for more complete information about the Company and the at-the-market program. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, VA 22209, (800.846.5050), or from Keefe, Bruyette & Woods, 787 Seventh Avenue, 4th Floor, New York, NY 10019, (800.966.1559).

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security of the Company, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About HomeStreet, Inc.

Now in its 96th year, HomeStreet, Inc. (NASDAQ: HMST) is a diversified financial services company headquartered in Seattle, Washington, and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA).

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the successful completion of the offering or at what price, as well as statements that anticipate these events, are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. The prospectus and the prospectus supplement contain a discussion of the “risk factors” that could cause us to take actions other than those we presently anticipate, that could cause our financial condition or results of operations to fall short of our expectations, or that could otherwise materially and adversely affect our business.

HomeStreet, Inc.

Media:

Heidi Wesley-Cleveland, 206-753-3740

heidi.wesley-cleveland@homestreet.com

or

Investor Relations:

Gerhard Erdelji, 206-515-4039

gerhard.erdelji@homestreet.com

www.homestreet.com/newsroom

Source: HomeStreet Bank

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